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                         ASTRA LETTERHEAD APPEARS HERE

                                                                   Exhibit 10.15

23 September 1997

Mr J Brough
President
Glycyx Pharmaceuticals Ltd
The Armoury Building
37 Reid Street
HAMILTON HM 12
Bermuda

Dear John

In order to confirm our understanding reached in London on 23 September 1997, please find below a summary of the said understanding:

1. Astra acknowledges and agrees that Glycyx will be granting a piggyback licence to Astra and to Menarini International Operations Luxembourg SA (or its designee) with respect to the product licence/marketing authorisation for Colazide(R) in the United Kingdom. Notwithstanding such piggyback licence to Astra and subject to Section 9, 12 and 13 of the Distribution Agreement, Astra shall purchase Product exclusively from Glycyx during the term of the Distribution Agreement. The licence for Menarini shall only be used for purposes relating to obtaining market authorisation in Italy, Spain, Portugal and Greece under the Mutual Recognition Procedure.

2. Astra will not take any action to transfer or change any part or aspect of the product license(s) and/or marketing authorisation(s) for Product (including, without limitation, any aspect of any Drug Master File, manufacturing method or specification), nor to allow piggyback or similar licenses with respect thereto, to the extent such actions reasonably affect the obligations of Glycyx to manufacture and supply the Product to Astra, without the prior written consent of Glycyx (such consent not to be unreasonably withheld). As soon as reasonably possible Astra will seek the approval of such amendments and variations to such product licenses and/or marketing authorisations as are requested by Glycyx (i) to obtain approval of additional suppliers and bulk manufacturers of the
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    Product or (ii) to reflect changes in the manufacturing process to the extent Astra is not materially adversely affected by such changes in order to enable Glycyx to fulfil its obligations under the Distribution Agreement to supply the product.

3. Notwithstanding any obligations on Glycyx under law in the Territory Astra shall be solely responsible for all reporting and other obligations in the Territory related to holding a product license to sell Product, including, without limitation, adverse event reporting.

4. We acknowledge receipt of a Letter of Access for the Mutual Recognition Procedure in the EU.

5. Except as specifically provided herein, the terms of the Agreement shall remain in full force and effect.

Yours sincerely
ASTRA AB
(publ)



/s/ Hakan Bjorklund
Hakan Bjorklund
by proxy

Agreed and accepted by:
GLYCYX PHARMACEUTICALS LTD




     /s/ John Brough
-------------------------
John Brough


Date: 23 September 1997